Exhibit 10.3

Heska Corporation

1997 Employee Stock Purchase Plan

AS AMENDED AND RESTATED, EFFECTIVE May 4, 2010

i

SECTION 8. LIMITATIONS ON STOCK OWNERSHIP		5
(a)	Five Percent Limit	5
(b)	$25,000 Limit	6

SECTION 9. RIGHTS NOT TRANSFERABLE		6

SECTION 10. NO RIGHTS AS AN EMPLOYEE		6

SECTION 11. NO RIGHTS AS A STOCKHOLDER		6

SECTION 12. STOCK OFFERED UNDER THE PLAN		6
(a)	Authorized Shares	6
(b)	Anti-Dilution Adjustments	6
(c)	Reorganizations	7

SECTION 13. AMENDMENT OR DISCONTINUANCE		7

SECTION 14. DEFINITIONS		7
(a)	Accumulation Period	7
(b)	Board	7
(c)	Change in Control	7
(d)	Code	8
(e)	Committee	8
(f)	Company	8
(g)	Compensation	8
(h)	Eligible Employee	8
(i)	Exchange Act	8
(j)	Fair Market Value	8
(k)	Offering Period	9
(l)	Participant	9
(m)	Participating Company	9
(n)	Plan	9
(o)	Plan Account	9
(p)	Purchase Price	9
(q)	Stock	9
(r)	Subsidiary	9

SECTION 15. EXECUTION		9

ii

Heska Corporation
1997 Employee Stock Purchase Plan
As Amended and Restated, Effective May 4, 2010

SECTION 1.	PURPOSE OF THE PLAN.

The Plan was adopted by the Board on April 23, 1997.  The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions.  The Plan is intended to qualify under section 423 of the Code.

The Plan was amended and restated on May 16, 2002, February 6, 2004, February 24, 2005 and June 17, 2008.  The Plan is now amended and restated, effective May 4, 2010.

SECTION 2.	ADMINISTRATION OF THE PLAN.

(a) Committee Composition.  The Plan shall be administered by the Committee.  The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

(b) Committee Responsibilities.  The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan.  The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan.  The Committee’s determinations under the Plan shall be final and binding on all persons.

SECTION 3.	ENROLLMENT AND PARTICIPATION.

(a) Offering Periods.  While the Plan is in effect, two overlapping Offering Periods shall commence in each calendar year.  Beginning on July 1, 2008, the Offering Periods shall consist of the five-year periods commencing on each January 1 and July 1.

(b) Accumulation Periods.  While the Plan is in effect, two Accumulation Periods shall commence in each calendar year.  Beginning on July 1, 2008, the Accumulation Periods shall consist of the six-month periods commencing on each January 1 and July 1.

(c) Enrollment.  Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the prescribed form, which shall be filed with the Company at the prescribed location prior to the commencement of such Offering Period.

(d) Duration of Participation.  Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 5(a) or is withdrawn from the Plan under Section 5(b).  A Participant who withdrew from the Plan under Section 5(a) or was withdrawn from the Plan under Section 5(b) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (c) above.

(e) Applicable Offering Period.  One Offering Period may apply to a Participant at one time.  The applicable Offering Period for a given Participant shall be determined as follows:

(i) Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period, (B) the end of his or her participation under Subsection (d) above, (C) enrollment by the Participant in a subsequent Offering Period following a written request on the prescribed form to enroll in an immediately subsequent Offering Period filed with the Company at the prescribed location prior to the commencement of such subsequent Offering Period, which shall only be effective if such Participant has designated on the enrollment form filed with the Company at the prescribed location prior to the commencement of such subsequent Offering Period that he or she elects to have withheld at least 1% of Compensation in the first month of such subsequent Offering Period or (D) automatic enrollment in a subsequent Offering Period under Paragraph (ii) below.

(ii) In the event that the Fair Market Value of Stock on the last trading day before the commencement of the Offering Period in which the Participant is enrolled is higher than on the last trading day before the commencement of any subsequent Offering Period, the Participant shall automatically be enrolled for such subsequent Offering Period if the Participant has designated on the enrollment form filed with the Company at the prescribed location prior to the commencement of such subsequent Offering Period that he or she elects to have withheld at least 1% of Compensation in the first month of such subsequent Offering Period, unless the Participant has filed a written request on the prescribed form not to be enrolled in such subsequent Offering Period with the Company at the prescribed location prior to the commencement of such subsequent Offering Period.

(iii) When a Participant reaches the end of an Offering Period but his or her participation is to continue as the Participant has not discontinued payroll deductions under Section 4(d) at the end of such Offering Period, then such Participant shall be enrolled automatically for the Offering Period that commences immediately thereafter unless such Participant does not comply with the five percent limit outlined in Section 8(a) and in which case such Participant shall be enrolled automatically in the next available Offering Period in which such Participant complies with the five percent limit outlined in Section 8(a) unless such Participant has ceased to participate in the Plan under Section 3(d).

SECTION 4.	EMPLOYEE CONTRIBUTIONS.

(a) Frequency of Payroll Deductions.  A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions.  Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during participation in the Plan.

(b) Amount of Payroll Deductions.  An Eligible Employee shall designate on the prescribed form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock.  Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 10%.  Any other provision of the Plan notwithstanding, no Participant shall have more than $25,000 withheld in the aggregate during all Accumulation Periods ending in the same calendar year.  If a Participant is precluded by this Subsection (b) from making additional payroll deductions, then his or her payroll deductions shall be discontinued automatically and shall resume at the beginning of the earliest Accumulation Period ending in the next calendar year (if he or she then is an Eligible Employee).

(c) Changing Withholding Rate.  If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing the prescribed form with the Company at the prescribed location at any time.  The new withholding rate shall be effective as soon as reasonably practicable after such form has been received by the Company.  The new withholding rate shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 10%.

(d) Discontinuing Payroll Deductions.  If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing the prescribed form with the Company at the prescribed location at any time.  Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Company.  (In addition, employee contributions may be discontinued automatically pursuant to Section 4(b) or 8(b).)  A Participant who has discontinued employee contributions may resume such contributions by filing the prescribed form with the Company at the prescribed location.  Payroll withholding shall resume as soon as reasonably practicable after such form has been received by the Company.

(e) Limit on Number of Elections.  No Participant shall make more than two elections under Subsection (c) or (d) above, combined, during any Accumulation Period.

SECTION 5.	WITHDRAWAL FROM THE PLAN.

(a) Withdrawal.  A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of an Accumulation Period.  As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest.  No partial withdrawals shall be permitted.

(b) Failure to Participate.  A participant who did not purchase Stock under the Plan during an Accumulation Period due to a decision to discontinue employee contributions under Section 4(d) shall be deemed as failing to participate in the Plan and shall be withdrawn from the Plan automatically.  As soon as reasonably practicable thereafter, the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest.

(c) Re-Enrollment After Withdrawal.  A former Participant who has withdrawn or was withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(c).  Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 6.	CHANGE IN EMPLOYMENT STATUS.

(a) Termination of Employment.  Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a).  (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

(b) Leave of Absence.  For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).  Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute protects his or her right to return to work.  Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c) Death.  In the event of the Participant’s death, unless otherwise prohibited by law, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate.  Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death and is not otherwise prohibited by law.

SECTION 7.	PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a) Plan Accounts.  The Company shall maintain a Plan Account on its books in the name of each Participant.  Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account.  Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes.  No interest shall be credited to Plan Accounts.

(b) Purchase Price.  The Purchase Price for each share of Stock purchased at the close of an Accumulation Period shall be 85% of the Fair Market Value of such share on the last trading day in such Accumulation Period.

(c) Number of Shares Purchased.  As of the last day of each Accumulation Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 5(a).  The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account.  The foregoing notwithstanding, no Participant shall purchase more than 2,500 shares of Stock with respect to any Accumulation Period nor more than the amounts of Stock set forth in Sections 8(b) and 12(a).  Any fractional share, as calculated under this Subsection (c), shall be rounded down to the next lower whole share.

(d) Available Shares Insufficient.  In the event that the aggregate number of shares that all Participants elect to purchase during an Accumulation Period exceeds the maximum number of shares remaining available for issuance under Section 12(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

(e) Issuance of Stock.  Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Accumulation Period, except that the Committee may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her).  Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

(f) Unused Cash Balances.  An amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Accumulation Period.  Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 8(b) or Section 12(a) shall be refunded to the Participant in cash, without interest.

SECTION 8.	LIMITATIONS ON STOCK OWNERSHIP.

(a) Five Percent Limit.  Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company.  For purposes of this Subsection (a), the following rules shall apply:

(i) Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

(ii) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii) Each Participant shall be deemed to have the right to purchase 25,000 shares of Stock under this Plan with respect to each Offering Period.

(b) $25,000 Limit.  Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value (determined at the time such purchase right option is granted) in excess of $25,000 during any calendar year under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company.  For purposes of this Subsection (b), employee stock purchase plans not described in section 423 of the Code shall be disregarded.  If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Accumulation Period ending in the next calendar year (if he or she has remained a continuous Participant).

SECTION 9.	RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution.  If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

SECTION 10.	NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 11.	NO RIGHTS AS A STOCKHOLDER.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Accumulation Period.

SECTION 12.	STOCK OFFERED UNDER THE PLAN.

(a) Authorized Shares.  The aggregate number of shares of Stock available for purchase under the Plan shall be 3,250,000, subject to adjustment pursuant to this Section 12.

(b) Anti-Dilution Adjustments.  The aggregate number of shares of Stock offered under the Plan, the 2,500-share limitation described in Section 7(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately as directed by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company’s stockholders or a similar event.

(c) Reorganizations.  Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Change in Control, the Offering Period and Accumulation Period then in progress shall terminate, shares shall be purchased pursuant to Section 7 and any remaining unused balance in a given Participant’s Plan Account shall be returned to such Participant.  In the event of a merger or consolidation to which the Company is a constituent corporation and which does not constitute a Change in Control, the Plan shall continue unless the plan of merger or consolidation provides otherwise.  The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 13.	AMENDMENT OR DISCONTINUANCE.

The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice.  Except as provided in Section 12, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company.  In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation.

SECTION 14.	DEFINITIONS.

(a) “Accumulation Period” means a six-month period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 3(b).

(b) “Board” means the Board of Directors of the Company, as constituted from time to time.

(c) “Change in Control” means:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means a committee of the Board, as described in Section 2.

(f) “Company” means Heska Corporation, a Delaware corporation.

(g) “Compensation” means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions and overtime pay, plus (ii) any pre-tax contributions made by the Participant under Section 401(k) or 125 of the Code.  Compensation shall exclude moving or relocation allowances, car allowances, imputed income attributable to cars or life insurance, fringe benefits, contributions to employee benefit plans and similar items.  The Committee shall determine whether a particular item is included in Compensation.

(h) “Eligible Employee” means any employee of a Participating Company whose customary employment is for more than five months per calendar year and for more than 20 hours per week.  The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” means the market price of Stock, determined by the Committee as follows:

(i) If Stock is normally listed on the Nasdaq Stock Market, then the Fair Market Value shall be equal to the last transaction price reported by the Nasdaq Stock Market;

(ii) If provision (i) above is not applicable and Stock is normally listed on a stock exchange, then the Fair Market Value shall be equal to the last transaction price reported by such stock exchange;

(iii) If provisions (i) and (ii) above are not applicable and Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price reported by the principal automated inter-dealer quotation system on which Stock is quoted or, if the Stock is not quoted on any such system, by the “Pink Sheets” published by the National Quotation Bureau, Inc.; and

(iv) If none of the foregoing provisions is applicable or may be implemented, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices as reported directly to the Company by the Nasdaq Stock Market or a comparable exchange or as reported in The Wall Street Journal.  Such determination shall be conclusive and binding on all persons.

(k) “Offering Period” means the five-year period with respect to which the right to purchase Stock may be granted under the Plan and during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 3(a).

(l) “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(c).

(m) “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

(n) “Plan” means this Heska Corporation 1997 Employee Stock Purchase Plan, as it may be amended from time to time.

(o) “Plan Account” means the account established for each Participant pursuant to Section 7(a).

(p) “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b).

(q) “Stock” means the Common Stock of the Company.

(r) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 15.	EXECUTION.

To record the most recent amendment of the Plan by the Board or its Committee on May 4, 2010, the Company has caused its authorized officer to execute the same.

Heska Corporation

By:       /s/ Robert B. Grieve
Title:  Chairman and Chief Executive Officer